Exhibit 10.2

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT, dated as of August 31, 2009 (this “Amendment”), is between Marvel Entertainment, Inc., a Delaware corporation (“MEI”) and Marvel Characters B.V., a company incorporated under the laws of The Netherlands (“MCBV,” and together with MEI, “Employer”), on the one hand, and Isaac Perlmutter (the “Executive”), on the other.

RECITALS:

WHEREAS, Employer and the Executive are parties to that certain Executive Employment Agreement dated as of March 23, 2009 (the “Original Agreement”);

WHEREAS, MEI has entered into that certain Agreement and Plan of Merger dated as of August 31, 2009, among The Walt Disney Company (“Parent”), Maverick Acquisition Sub, Inc. (“Merger Sub”), Maverick Merger Sub, LLC and MEI (the “Merger Agreement”) pursuant to which the parties intend to effect an acquisition of MEI by Parent through the merger of Merger Sub with and into MEI subject to the conditions set forth in the Merger Agreement (the “Merger”); and

WHEREAS, the parties hereto desire to amend the Original Agreement on the terms and conditions set forth herein, effective as of the closing date of the Merger.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Amendment of Section 4(d) of Original Agreement. Section 4(d) is hereby amended to insert the following as a new paragraph after Section 4(d)(ii):

“Notwithstanding anything to the contrary contained herein, the Executive acknowledges and agrees that, so long as during the term MEI and The Walt Disney Company comply in all material respects with the “Policies for Management of the Marvel Business,” set forth on Section 5.13 of the Company Disclosure Letter, as defined in that certain Agreement and Plan of Merger dated as of August 31, 2009, among The Walt Disney Company, Maverick Acquisition Sub, Inc., Maverick Merger Sub, LLC and MEI, the Executive shall not have Good Reason to terminate his employment pursuant to (A) subsection (i) of this Section 4(d) or (B) subsection (ii) of this Section 4(d) with respect to a material breach of Section 1(a) of this Agreement.”

2. Noncompetition. The references in Section 8(a) and 8(b) of the Original Agreement to “any business conducted by the Group” shall refer only to those businesses conducted by the Group (as defined in the Original Agreement) as of the date hereof.

3. Resignation. Notwithstanding anything to the contrary set forth in the Original Agreement, the Executive shall be entitled to terminate his employment for any reason on sixty (60) days’ prior written notice to Parent, and any such resignation shall not constitute a breach of the Original Agreement.

4. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

5. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

6. Effect of Amendment. Except as expressly amended hereby, the Original Agreement shall remain in full force and effect. Any reference to the Original Agreement contained in any notice, request or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

7. Termination of Merger Agreement. Should the Merger Agreement be terminated pursuant to Article VII thereof, this Amendment shall be null and void and shall have no effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Executive Employment Agreement as of the date above first written.

MARVEL ENTERTAINMENT, INC.

By:	/s/ John Turitzin
Name:	John Turitzin
Title:	Executive Vice President

MARVEL CHARACTERS B.V.

By:	/s/ Alan Fine
Name:	Alan Fine
Title:	EVP, Office of CEO, Marvel Ent, Inc.

By:	/s/ Isaac Perlmutter
Isaac Perlmutter